SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 18, 2000

                                  ENZON, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      0-12957                  22-237286
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)            Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (732) 980- 4500



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     Enzon, Inc. announced that results from a Phase III clinical trial comparing the safety and efficacy of PEG-INTRON(TM) (peginterferon alfa-2b) Injection and INTRON(R) A (interferon alfa-2b, recombinant) Injection, as monotherapy for the treatment of hepatitis C will be presented by study investigators at the upcoming European Association for the Study of the Liver (EASL 2000) annual meeting on May 1, 2000. These results were reported in a study abstract, posted on http://www.easl.com. In this study, after 48- weeks of treatment plus a 24-week follow-up period, 25% of the patients treated with a once weekly dose of ug/kg of PEG-INTRON showed a sustained viral response as compared to 12% of patients receiving INTRON A three times a week. The trial also concluded that PEG-INTRON was as safe as INTRON A. Preliminary Phase II clinical results of PEG-Intron and REBETOL Combination Therapy will also be presented by study investigators.

     Schering-Plough Corporation currently markets INTRON A, for hepatitis B and C and various cancers, and REBETRON(TM), a combination of INTRON A and REBETOL(R) (ribavirin) capsules, for hepatitis C. Schering-Plough has reported that the 1999 aggregate worldwide sales of INTRON A/REBETRON were approximately $1.1 billion.

     Monotherapy with PEG-INTRON may provide an alternative treatment to hepatitis C patients who currently cannot tolerate REBETRON Combination Therapy.

     Schering-Plough, in February 2000, announced that the European Union (EU) Committee for Proprietary Medicinal Products (CPMP) of the European Agency for the Evaluation of Medicinal Products (EMEA) issued an opinion recommending approval of PEG-INTRON for hepatitis C. Product approval by the EMEA is typically issued three months from the time that the Committee renders its opinion. Approval of this application for PEG-INTRON will allow Schering-Plough the market PEG-INTRON throughout the European Union. In December 1999, Schering-Plough submitted a Biologics License Application, or BLA, to the FDA seeking marketing approval for PEG-INTRON for the treatment of chronic hepatitis C.

     A complete copy of the abstract is available at http://www.easl.com or http://journals.munksgaard.dk/easl/html/hep717.htm

     Certain statements made herein related to potential government approvals, market potential, commercialization and sales revenues of medical products and biologics, as well as their therapeutic applications and outcomes, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may differ materially from those set forth in these statements. In addition, the economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission could affect such results.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 19, 2000


                                                  ENZON, INC.
                                                 (Registrant)



                              By:        /s/ KENNETH J. ZUERBLIS
                                        -----------------------------------
                                        Kenneth J. Zuerblis
                                        Vice President,
                                        Finance and Chief Financial Officer